, 1994





Rosalco, Inc.
257 America Place
Jeffersonville, IN 47130
Attn: David L. Koffman, President

Gentlemen:

     Reference is made to our Amended and Restated Loan and Security Agreement (Accounts Receivable and Inventory) dated as of December 31, 1993, together with all amendments and additions thereto (hereinafter called the "AGREEMENT"). Notwithstanding the provisions of the Agreement, it is agreed, effective as of November 1, 1994, that the Agreement shall be amended as follows:

     1. Section 2(b) of the Agreement is hereby stricken in its entirety and the following new Section 2(b) substituted therefor:

          "(B) ALL LOANS SHALL BE EVIDENCED BY BANK'S RECORDS OF LOANS AND REPAYMENTS AND LOANS WILL BEAR INTEREST, CALCULATED ON THE BASIS OF ACTUAL DAYS ELAPSED AND A 360-DAY YEAR AND PAYABLE MONTHLY IN ARREARS, AT A FLUCTUATING PER ANNUM RATE OF INTEREST THREE QUARTERS OF ONE (3/4%) PERCENT IN EXCESS OF THE PRIME RATE. THE TERM "PRIME RATE" AS USED HEREIN SHALL MEAN THE RATE OF INTEREST ANNOUNCED BY BANK IN BOSTON, MASSACHUSETTS, FROM TIME TO TIME AS ITS PRIME RATE. PRINCIPAL AND INTEREST SHALL BE PAYABLE AT THE OFFICE OF BANK LOCATED AT 225 FRANKLIN STREET, BOSTON, MASSACHUSETTS 02101, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA WITHOUT SET-OFF, DEDUCTION OR COUNTERCLAIM. BORROWER AUTHORIZES BANK TO CHARGE ITS DEPOSIT ACCOUNT(S) WITH BANK FOR ALL PAYMENTS HEREUNDER."

     2.   The following new subsection 8(m) is hereby added to the Agreement:

          "(M) (DEBT COVERAGE RATIO) PERMIT ITS DEBT COVERAGE RATIO TO BE
               ---------------------

     LESS THAN 1.5 IN EACH OF ITS FISCAL YEARS. FOR PURPOSES OF THIS SUBSECTION (M), DEBT COVERAGE RATIO SHALL BE DETERMINED BY DIVIDING THE SUM OF AFTER TAX EARNINGS AND DEPRECIATION FOR THE FISCAL YEAR BY THE SUM OF ALL PRINCIPAL PAYMENTS (EXCLUDING PAYMENTS MADE UNDER THIS AGREEMENT) FOR THAT YEAR ON LONG TERM LIABILITIES, AND/OR LIABILITIES MATURING WITHIN ONE (1) YEAR, THAT ARE RENEWABLE OR EXTENDABLE TO A DATE BEYOND ONE (1) YEAR, INCLUDING WITHOUT LIMITATION, THE SUBORDINATED DEBT DUE TO JAYARK CORPORATION."

     3. Section 14(a) of the Agreement is hereby stricken in its entirety and the following new Section 14(a) substituted therefor:

          "(A) UNLESS CONTINUED IN WRITING BY THE BANK, THIS AGREEMENT SHALL TERMINATE AND ALL OBLIGATIONS OF BORROWER TO BANK SHALL BECOME DUE AND PAYABLE ON DECEMBER 31, 1995. BORROWER, AT SUCH TERMINATION DATE, SHALL MAKE PAYMENT IN FULL OF ALL OBLIGATIONS WHETHER OR NOT ALL OR ANY PART OF SUCH OBLIGATIONS IS OTHERWISE DUE AND PAYABLE PURSUANT TO THE AGREEMENT OR INSTRUMENT EVIDENCING SAME. BANK MAY TERMINATE THIS AGREEMENT IMMEDIATELY AND WITHOUT NOTICE UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NO TERMINATION OF THIS AGREEMENT SHALL IN ANY WAY AFFECT OR IMPAIR ANY RIGHTS OF BANK NOR RELIEVE BORROWER OR ANY GUARANTOR OF ANY OBLIGATIONS UNTIL ALL OBLIGATIONS HAVE BEEN IRREVOCABLY PAID AND PERFORMED IN FULL."

     Kindly note that the alterations contained herein do not in any way alter, release or change any other sections contained in the Agreement.

     Please acknowledge your agreement to the foregoing by signing the enclosed copy of this letter and returning the same to the undersigned.

                              Very truly yours,

                              STATE STREET BANK AND TRUST COMPANY


                              By:
                                 ---------------------------------
                                 John D. Gaziano, Jr.
                                 Vice President




UNDERSTOOD AND AGREED TO:

ROSALCO, INC.


By:
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